SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. _____________)

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The Hartford Income Shares Fund, Inc.
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(Name of Registrant as Specified in its Charter)

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[Hartford Letterhead]

                                                                                                                                     , 2003

Dear Shareholder:

         We recently mailed proxy materials to you relating to the Special Meeting of Shareholders of  The Hartford Income Shares Fund, Inc., scheduled for December 16, 2003 at 8:30 a.m. Eastern Time.  Your vote for this important meeting has not yet been received.

        We encourage you to utilize one of the following options today for recording your vote:

1.	Vote by Telephone. You may cast your vote by telephone by calling the toll-free number listed on the enclosed proxy card. Have the control number found on your proxy card ready when prompted.
2.	Vote Through the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.
3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

        For the reasons set forth in the proxy materials previously delivered to you, the Board of Directors unanimously recommends that you vote in favor of all of the proposals and believe the proposals are in the best interests of shareholders.

        If you have any questions regarding anything contained in this letter, please call a Hartford Service Specialist toll-free at (888) 843-7824.  Office hours are 7:00 a.m. to 6:00 p.m., Monday through Thursday, and 7:00 a.m. to 5:00 p.m. on Friday, Central Time.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.